EXHIBIT 24.1

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane S. Wold, Lisa R. Lundsten and Julie A. Steinhagen as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Asset Mortgage Products, Inc.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on or about April 23, 2002, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                    TITLE                    DATE

/s/ Bruce J. Paradis                Director, President and     April 23, 2002
     Bruce J. Paradis               Chief Executive Officer
                                   (Principal Executive Officer)

/s/ Davee L. Olson                  Director, Chief             April 23, 2002
    Davee L. Olson                  Financial Officer and
                                    Executive Vice President
                                   (Principal Financial
                                    Officer)

/s/ Jack R. Katzmark                Controller                  April 23, 2002
        Jack R. Katzmark            (Principal Accounting
                                    Officer)

/s/ David C. Walker                 Director                    April 23, 2002
     David C. Walker